Exhibit 10.1

Stock Appreciation Rights Agreement

This Stock Appreciation Rights Agreement (“SAR Agreement”) evidences the grant to Steve Ells (the “Participant”) by Chipotle Mexican Grill, Inc. (the “Company”) of the right to receive shares of Common Stock of the Company (the “Shares”) on the terms and conditions provided for below (the “SARs”) pursuant to the Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan (the “Plan”). This SAR Agreement and the SARs granted hereunder are expressly subject to all of the terms, definitions and provisions of the Plan as it may be amended and restated from time to time, and are being entered into and granted pursuant to that certain Executive Chairman Agreement by and between the Participant and the Company dated November 28, 2017 (the “Executive Chairman Agreement”). Capitalized terms used in this SAR Agreement and not defined herein shall have the meanings attributed to them in the Plan.

1. Grant Date and Term. The date on which the SARs are granted is January 5, 2018 (the “Grant Date”). The term of the SARs is from the Grant Date until January 5, 2022, subject to earlier termination in connection with employment termination.

2. Number of Shares Subject to SARs; Rights Conferred by Grant of SARs. The number of Shares subject to the SARs is 175,000. The SARs represent the right, upon exercise, to receive a number of Shares with a fair market value, determined on the date of exercise, equal to the product of (i) the aggregate number of Shares with respect to which this SAR is exercised and (ii) the excess of (A) the fair market value of a Share as of the date of exercise over (B) the SAR Base Price specified below. The fair market value of a share on the date of exercise shall be determined as provided in Section 5 of this SAR Agreement. The Participant shall not be entitled to receive a cash payment in respect of the Shares underlying the SARs on any dividend payment date for the Shares.

3. Base Price. The Base Price of the SARs is $500 (subject to any adjustment under Section 9 of the Plan).

4. Vesting and Exercisability. Subject to (i) the provisions of the Plan; (ii) the Participant’s continued employment with the Company and/or any subsidiary or parent of the Company, and (iii) the occurrence of the Appointment Date (as defined in the Executive Chairman Agreement) prior to the Vesting Date (as defined in this Section 4), the SARs shall vest in full on July 4, 2019 (the “Vesting Date”), provided however, that if the Participant’s employment is terminated prior to the Vesting Date by the Company without Cause (for purposes of this SAR Agreement, Cause has the meaning set forth in Exhibit A to the Executive Chairman Agreement), by the Executive with Good Reason (for purposes of this SAR Agreement, Good Reason has the meaning set forth in Exhibit A to the Executive Chairman Agreement), or due to the Executive’s death or disability, then (subject, in the case of any such termination of employment other than due to the Executive’s death, to the Executive’s execution and delivery of a Release, as defined in the Executive Chairman Agreement, and non-revocation of such Release, in each case within the time periods set forth therein), the SARs shall become fully vested as of the date on which the Release becomes non-revocable or, solely in the case of termination of employment due to the Executive’s death, as of the Date of Termination (as defined in Section 9 of this SAR Agreement).

No other accelerated vesting shall occur except as determined by the Committee or as described in Section 11 of this SAR Agreement.  Notwithstanding any earlier vesting of the SARs, the SARs may only be exercised during the period beginning January 5, 2021, and ending upon the date of expiration or earlier termination of the SARs (such period, the “Exercise Period”).

5. Exercise of SARs. Except as provided in the Plan, the Participant may exercise a vested SAR, in whole or in part, at any time during the Exercise Period by providing written notice to the Company stating the number of Shares in respect of which the SAR is being exercised. Such written notice may be delivered in person or by certified mail to the Corporate Secretary of the Company or in such other form or manner as the Committee may approve or any administrative agent engaged by the Company may specify for such purpose, including by electronic means. The SARs may not be exercised with respect to a number of Shares that is less than the lesser of (i) twenty-five (25) or (ii) the total number of Shares remaining available for exercise pursuant to this SAR Agreement. Upon exercise, the Participant will receive a number of Shares having a fair market value at the time of exercise equal to the product of (A) the excess of the fair market value of a Share at the time of exercise over the Base Price and (B) the number of Shares with respect to which the SARs are exercised. For purposes of this Section 5, fair market value shall be the most recent real time trading price of a Share at the time of exercise of the SAR as determined in good faith by the Committee or any agent engaged by the Company to administer the exercise of the SARs, based on transactions reported on the NYSE or other national securities exchange, provided that if the Shares are not then listed and traded on the NYSE or other national securities exchange, fair market value shall be what the Committee determines in good faith to be the fair market value of a Share at the time of such exercise, using such criteria as it shall determine, in its discretion, to be appropriate for valuation.

6. Transferability of SAR.

The SARs granted hereby shall not be transferable except in accordance with the following provisions:

(a) Limit on Transfers. During the Participant’s lifetime, all SARs shall be exercisable only by the Participant or, if the Participant is disabled, by the legal guardian of the disabled Participant.

(b) Dispositions to Beneficiaries. The Participant shall have the right to designate a beneficiary who shall be entitled to exercise the Participant’s SARs (subject to their terms and conditions) following the Participant’s death, and to whom any amounts payable following the Participant’s death shall be paid. Such designation shall be made in such manner and in accordance with such procedures as may be established by the Committee from time to time. If no beneficiary designation has been made to the Committee at the time of the Participant’s death, then the Participant’s beneficiary shall be deemed to be the Participant’s estate or heirs pursuant to the laws of descent and distribution. In order to exercise a SAR after the Participant’s death, the beneficiary, or if no beneficiary designation has been made, the personal representative of the Participant’s estate or the Participant’s lawful heirs, must agree to be bound by the provisions of the Plan and this SAR Agreement and to be treated as the “Participant” under the Plan and this SAR Agreement. All references to a “Participant” under the Plan and this SAR Agreement shall be deemed to refer to the Participant’s beneficiaries, the personal representative of the Participant’s estate or the Participant’s heirs, as applicable after his or her death; provided,  however, that references in the Plan or this SAR Agreement to the employment of the Participant or to the termination of such employment or to any competitive activity by the Participant shall continue to refer to the employment or any competitive activity of the Participant.

(c) Legal Restrictions on Transferability and Exercise. The SARs covered hereby may not be exercised in any manner or at any time if the issuance of Shares upon the exercise of the SARs would constitute a violation of any applicable federal or state securities or other law or regulation. The Participant agrees that if any of the Shares acquired by exercise of the SARs granted hereunder are registered under the Securities Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any Shares acquired by exercise of the SARs will be made by the Participant or by any successor under circumstances such that the Participant or such successor may be deemed an underwriter, as defined in the Securities Act.

7. Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income or employment tax purposes with respect to the SARs, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. To the extent determined and memorialized in writing by the Committee, the Participant shall have the right to direct the Company to satisfy the minimum amount (or an amount up to the Participant’s highest marginal tax rate as may be permitted under the Plan from time to time provided such withholding does not trigger liability accounting under FASB ASC Topic 718 or its successor) required for federal, state and local tax withholding with Shares, including without limitation Shares otherwise delivered upon exercise of the SARs. The obligations of the Company under the Plan and this SAR Agreement shall be conditional on such payment, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

8. Applicability of the Plan. The SARs and the Shares that may be purchased by exercise of the SARs are subject to all provisions of the Plan and all determinations of the Committee shall be made in accordance with the terms of the Plan. By executing this SAR Agreement, the Participant expressly acknowledges (i) receipt of the Plan and any current Plan prospectus and (ii) the applicability of all provisions of the Plan to the SARs. In the event of any inconsistency between this SAR Agreement and the Plan, the Plan shall control.

9. General Termination of Employment. Except for an employment termination that results from circumstances described in Section 4 or 11 of this SAR Agreement, the normal treatment of the SARs following the date on which the employment relationship between the Participant and the Company (including any subsidiary or parent of the Company) ceases to exist (the “Date of Termination”) shall be that any unvested SARs held by the Participant as of the Date of Termination shall immediately expire, and any vested SARs held by the Participant as of the Date of Termination shall be exercisable during the period beginning January 5, 2021, and ending upon the date of expiration or earlier termination of the SARs.

10. Termination For Cause. In the event that the Company determines the Participant’s employment is terminated for Cause, any SARs held by such Participant on the Date of Termination, whether vested or unvested, shall immediately expire.

11. Change in Control. In the event of a Change in Control following which the Common Stock will not continue to be listed for trading on a national securities exchange, the Committee shall arrange for the substitution for any unvested SARs with the grant of a replacement award (the “Replacement Award”) to the Participant of an option or stock appreciation right issued by the surviving or successor entity (or the ultimate parent thereof) in such Change in Control that meets all of the following criteria:

(a) Such Replacement Award shall be denominated in securities listed for trading following such Change in Control on a national securities exchange.

(b) Such Replacement Award shall provide the Participant with substantially the same economic value and benefits as provided by this SAR Agreement and the unvested SARs, including (i) an aggregate exercise or base price equal to the aggregate Base Price of the unvested SARs, (ii) an aggregate spread determined immediately after such Change in Control equal to the aggregate spread of the unvested SARs as determined immediately prior to such Change in Control, and (iii) a ratio of exercise price or base price to the fair market value of the stock subject to such Replacement Award, as determined immediately after the Change in Control, that is equal to the ratio of Base Price of the unvested SARs to the Fair Market Value of the Common Stock, as determined immediately prior to the Change in Control. Notwithstanding anything to the contrary contained herein, the substitution of the Replacement Award for the unvested SARs shall be done in a manner that complies with Section 409A of the Code.

(c) Such Replacement Award shall vest on the date the SARs would otherwise have vested and be exercisable for the period during which the SARs would otherwise have been exercisable under the terms of this SAR Agreement, subject to the Participant’s continued employment with the surviving or successor entity (or a direct or indirect subsidiary or ultimate parent thereof) through such date, provided, however, that such Replacement Award will vest immediately if the Participant’s employment is terminated by the surviving or successor entity without Cause or by the Participant for Good Reason, in either case at any time prior to the date of vesting of such Replacement Award.

(d) Notwithstanding Section 11(c) of this SAR Agreement, such Replacement Award shall vest immediately prior to (i) any transaction with respect to the surviving or successor entity (or parent or subsidiary company thereof) of substantially similar character to a Change in Control, or (ii) the securities underlying such Replacement Award ceasing to be listed on a national securities exchange.

Upon such substitution the unvested SARs and this SAR Agreement shall terminate and be of no further force and effect; but if the Committee does not or cannot provide for a Replacement Award meeting all of the terms set forth above, any unvested SARs shall vest immediately prior to such Change in Control and the Participant shall be entitled to exercise the SARs and receive upon such exercise the consideration to which the Participant would have been entitled in such Change in

Control transaction as a holder of Common Stock had the SARs been exercised in accordance with Section 5 of this SAR Agreement on the business day immediately preceding such Change in Control transaction.

12. Modification; Waiver. Except as provided in the Plan or this SAR Agreement, no provision of this SAR Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing and signed by the Participant and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged, provided that any change that is advantageous to the Participant may be made by the Committee without the Participant’s consent or written signature or acknowledgement. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this SAR Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The Participant acknowledges and agrees that the SARs granted hereunder satisfy in full the Participant’s right to receive an equity award pursuant to Section 2(d) of the Executive Chairman Agreement. The Participant further acknowledges and agrees that the Committee has the right to amend an outstanding SAR in whole or in part from time-to-time if the Committee believes, in its sole and absolute discretion, such amendment is required or appropriate in order to conform the SAR to, or otherwise satisfy, any legal requirement (including without limitation the provisions of Section 409A of the Code). Such amendments may be made retroactively or prospectively and without the approval or consent of the Participant to the extent permitted by applicable law, provided that the Committee shall not have any such authority to the extent that the grant or exercise of such authority would cause any tax to become due under Section 409A of the Code.

13. Notices. Except as the Committee may otherwise prescribe or allow in connection with communications procedures developed in coordination with any third party administrator engaged by the Company, all notices, including notices of exercise, requests, demands or other communications required or permitted with respect to the Plan, shall be in writing addressed or delivered to the parties. Such communications shall be deemed to have been duly given to any party when delivered by hand, by messenger, by a nationally recognized overnight delivery company, by facsimile, or by first-class mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below:

If to the Participant:
to the Participant’s most recent address on the records of the Company
If to the Company:
Chipotle Mexican Grill, Inc. 1401 Wynkoop Street, Suite 500 Denver, CO 80202 Attn: Executive Director – Human Resources Facsimile: 303-222-2500

(or to such other address as the party in question shall from time to time designate by written notice to the other parties).

14. Compensation Recovery. The Company may cancel, forfeit or recoup any rights or benefits of, or payments to, the Participant hereunder, including but not limited to any Shares issued by the Company upon exercise of vested SARs or the proceeds from the sale of any such Shares, under any future compensation recovery policy that it may establish and maintain from time to time, to meet listing requirements that may be imposed in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise. The Company shall delay the exercise of its rights under this Section 14 for the period as may be required to preserve equity accounting treatment.

15. Governing Law. Except to the extent that provisions of the Plan are governed by applicable provisions of the Code or other substantive provisions of federal law, the Plan and all SARs made and actions taken thereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

[Signature Page Follows]

Chipotle Mexican Grill, Inc.

/s/ Neil Flanzraich
By: Neil Flanzraich
Its: Lead Director & Chairman of the Compensation Committee of the Board of Directors

Steve Ells

/s/ Steve Ells